SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to [240.14a-11(c) or 240.14a-1]

STAR GAS PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No filing fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6)	Amount Previously Paid:

7)	Form, Schedule or Registration Statement No.:

8)	Filing Party:

9)	Date Filed:

STAR GAS PARTNERS, L.P. CLEARWATER HOUSE 2187 ATLANTIC STREET STAMFORD, CONNECTICUT 06902

IRIK SEVIN		203-325-5472
CHAIRMAN AND CEO		(FAX) 203-328-7470

July 10, 2003

YOUR VOTE IS VERY IMPORTANT

Dear Fellow Unitholders:

You have previously received proxy material in connection with the Special Meeting of Unitholders of Star Gas Partners, L.P. to be held on Friday, July 25, 2003. According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.

At this meeting, Star Gas Partners, L.P. is seeking your permission to allow for the future issuance of additional common units in order to repay long-term debt, invest in technology and other capital assets and for general corporate purposes.

WE NEED YOUR SUPPORT! Your broker allows you to vote your units telephonically or via the internet if you wish. Follow the instructions on the enclosed voting form to cast your ballot. Remember, your broker cannot vote your units until you instruct him or her to do so. Remember, every vote counts, so no matter how many units you hold, please vote.

You may vote following one of the following methods:

•	Call the toll-free 800# on the voting form included in this package. This call will not cost you anything. Using your 12-digit control number located on the voting form, cast your ballot.

•	Vote over the internet at www.proxyvote.com using the 12-digit control number located on the voting form.

•	Sign the Voting Instruction Form and mail it back in the enclosed postage-paid envelope prior to the meeting date.

We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies. Any questions about the proposals or request for additional copies of the proxy material should be directed to Georgeson at 800-960-7546.

Thank you in advance for your support.

Sincerely,

Irik P. Sevin

Chairman and Chief Executive Officer